UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 15, 2013

Date of Report (Date of earliest event reported)

Smith & Wesson Holding Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Roosevelt Avenue

Springfield, Massachusetts

01104

(Address of Principal Executive Offices) (Zip Code)

(800) 331-0852

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As described in Item 2.03, on August 15, 2013, we and certain of our direct and indirect Domestic Subsidiaries entered into an unsecured credit agreement with certain lenders, TD Bank, N.A., as administrative agent, and TD Securities (USA) LLC, as sole lead arranger and sole bookrunner. The disclosure provided in Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Revolving Credit Facility

On August 15, 2013, we and certain of our direct and indirect Domestic Subsidiaries, Smith & Wesson Corp., SWSS LLC, Fox Ridge Outfitters, Inc., Bear Lake Holdings, LLC, O.L. Development, Inc., Thompson/Center Arms Company, LLC, and Smith & Wesson Distributing, Inc., entered into an unsecured credit agreement (the “Credit Agreement”) with certain lenders, TD Bank, N.A., as administrative agent, and TD Securities (USA) LLC, as sole lead arranger and sole bookrunner. Capitalized terms not otherwise defined herein will have the meanings set forth in the Credit Agreement. The Credit Agreement is filed herewith as Exhibit 10.104. The Credit Agreement provides for the following:

1. A revolving line of credit in the amount of $75 million at any one time. Subject to the satisfaction of certain terms and conditions described in the Credit Agreement, we have an option to increase the revolving line of credit by an amount not exceeding $100 million. Each Loan under the revolving line of credit bears interest at either the Base Rate, plus the Applicable Rate or the LIBOR Rate for the Interest Period in effect for such borrowing, plus the Applicable Rate. The revolving line of credit matures on the earlier of December 15, 2016, or the date that is six months in advance of the maturity of any Permitted Notes under the Credit Agreement. The Notes evidencing the revolving line of credit are filed herewith as part of Exhibit 10.105.

2. A swingline facility in the maximum amount of $5 million at any one time (subject to availability under the revolving line of credit). Each Swingline Loan bears interest at the Base Rate, plus the Applicable Rate. The Note evidencing the Swingline Loan is filed herewith as part of Exhibit 10.105.

The Credit Agreement contains customary limitations, including, without limitation, limitations on indebtedness; limitations on liens; limitations on fundamental changes to business or organizational structure; limitations on investments, loans, advances, guarantees, and acquisitions; limitations on asset sales; limitations on dividends, stock repurchases, stock redemptions, and the redemption or prepayment of other debt; and limitations on transactions with affiliates. We and our Domestic Subsidiaries are also subject to financial covenants, including, without limitation, a minimum consolidated fixed charge coverage ratio and a maximum consolidated leverage ratio.

The Credit Agreement also contains customary events of default, including, without limitation, nonpayment of principal, interest, fees, or other amounts when due; violation of covenants; breaches of representations or warranties; cross defaults; change of control; insolvency; bankruptcy events; and material judgments. Some of these events of default allow for grace periods or are qualified by materiality concepts. Upon the occurrence of an event of default, the outstanding obligations under the Credit Agreement may be accelerated and become due and payable immediately.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Credit Agreement and the Notes, and is subject to and qualified in its entirety by reference to the full text of such documents, which are filed herewith as Exhibits 10.104 and 10.105, respectively, and are hereby incorporated by reference into this Item 2.03.

Letter of Credit Facility

On August 15, 2013, we and our Domestic Subsidiary, Smith & Wesson Corp. entered into a master letter of credit agreement with T.D. Bank, N.A, as modified by the letter agreement addressed to us from T.D. Bank, N.A. (collectively, the “Letter of Credit Agreement”). The Letter of Credit Agreement is filed herewith as Exhibit 10.106.

Under the Letter of Credit Agreement, TD Bank, M.A. may, at its option and upon our request, issue one or more standby or commercial letters of credit. The Letter of Credit Agreement sets forth our payment obligations with respect to any issued letters of credit. Our obligations under the Letter of Credit Agreement are unsecured.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibits

10.104	Credit Agreement, dated as of August 15, 2013, among Smith & Wesson Holding Corporation and Smith & Wesson Corp., as Borrowers, the Subsidiaries of the Borrowers party thereto, as the Guarantors, TD Bank, N.A., as the Administrative Agent, the other Lenders party thereto from time to time, and TD Securities (USA) LLC, as Sole Lead Arranger and Sole Bookrunner, including all exhibits thereto

2

10.105	Revolving Notes and Swingline Note, each dated as of August 15, 2013, between Smith & Wesson Holding Corporation and Smith & Wesson Corp., as Borrowers, and the Lenders named therein

10.106	Master Letter of Credit Agreement, dated as of August 15, 2013, between TD Bank, N.A. and Smith & Wesson Holding Corporation and Smith & Wesson Corp., as modified by the letter agreement, dated as of August 15, 2013, addressed to Smith & Wesson Holding Corporation and its Subsidiaries from T.D. Bank, N.A.

99.1	Press release from Smith & Wesson Holding Corporation, dated August 19, 2013, entitled “Smith & Wesson Holding Corporation Completes $75 Million Unsecured Credit Facility”

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON HOLDING CORPORATION

Date: August 19, 2013	By:	/s/ Jeffrey D. Buchanan
Jeffrey D. Buchanan
Executive Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

10.104	Credit Agreement, dated as of August 15, 2013, among Smith & Wesson Holding Corporation and Smith & Wesson Corp., as Borrowers, the Subsidiaries of the Borrowers party thereto, as the Guarantors, TD Bank, N.A., as the Administrative Agent, the other lenders party thereto from time to time, and TD Securities (USA) LLC, as Sole Lead Arranger and Sole Bookrunner, including all exhibits thereto

10.105	Revolving Notes and Swingline Note, each dated as of August 15, 2013, between Smith & Wesson Holding Corporation and Smith & Wesson Corp., as Borrowers, and the Lenders named therein

10.106	Master Letter of Credit Agreement, dated as of August 15, 2013, between TD Bank, N.A. and Smith & Wesson Holding Corporation and Smith & Wesson Corp., as modified by the letter agreement, dated as of August 15, 2013, addressed to Smith & Wesson Holding Corporation and its Subsidiaries from T.D. Bank, N.A.

99.1	Press release from Smith & Wesson Holding Corporation, dated August 19, 2013, entitled “Smith & Wesson Holding Corporation Completes $75 Million Unsecured Credit Facility”